Exhibit 10.31

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of July 31, 2006, between DHB Industries, Inc., a Delaware corporation (the “Company”), and David H. Brooks, an individual residing at 20 Red Ground Road, Old Westbury, New York 11568 (the “Investor”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE 1.

DEFINITIONS

1.1. Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such specified Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York or State of Oregon are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Article II.

“Closing Date” means the date hereof, or such other date as the parties may agree.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.001 par value per share, and any securities into which such common stock may hereafter be reclassified or changed into.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Compliance Date” means the date on which the Company first comes into compliance with its periodic filing requirements under the Commission’s rules and regulations, including the Exchange Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Investment Amount” means $14,825,000.

“Investor Deliverables” has the meaning set forth in Section 2.2(b).

“Lien” means any lien, charge, encumbrance, security interest, pledge, mortgage, right of first refusal or other restrictions of any kind.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, or (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company.

“MOU” has the meaning set forth in Section 4.3.

“New York Courts” means the United States District Court for the Eastern District of New York, before the Honorable Joanna Seybert, if available, or if not available, before another judge in either the Eastern or Southern District of New York; provided, however, that if the Eastern and Southern District of New York both lack subject matter jurisdiction over a claim or dispute, then with respect to such claim or dispute, the term “New York Courts” shall mean the Supreme Court of the State of New York in the County of New York.

“Per Share Purchase Price” equals $4.93.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investor, in the form of Exhibit A hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investor of the Shares.

“Rejection Date” has the meaning set forth in Section 4.3.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued or issuable to the Investor pursuant to this Agreement.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE 2.

PURCHASE AND SALE

2.1. Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the Shares representing the Investor’s Investment Amount. The Closing shall take place on the Closing Date at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, New York, NY 10104 or at such other location as the parties may agree.

2.2. Closing Deliveries. (a) At the Closing, the Company shall deliver or cause to be delivered to the Investor the following (the “Company Deliverables”):

(i) evidence of instructions to American Stock Transfer & Trust Company, transfer agent to the Company (the “Transfer Agent”) authorizing the Transfer Agent to issue a certificate evidencing a number of Shares equal to the Investor’s Investment Amount divided by the Per Share Purchase Price, registered in the name of the Investor; and

(ii) the Registration Rights Agreement, duly executed by the Company.

(b) At the Closing, the Investor shall deliver or cause to be delivered to the Company the following (the “Investor Deliverables”):

(i) the Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and

(ii) the Registration Rights Agreement, duly executed by the Investor.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investor:

(a) Organization and Qualification. The Company is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct its business and is in good standing as a foreign corporation or other entity (as applicable) in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for such jurisdictions where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c) Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens. The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement in order to issue the Shares.

(d) Certain Registration Matters. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investor under the Transaction Documents.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court, regulatory body, administrative agency, governmental authority or other authority to which the Company is subject (including federal and state securities laws and regulations).

3.2. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

(a) Authority. The Investor has the requisite legal capacity to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out his obligations thereunder. Each of this Agreement and the Registration Rights Agreement has been (or upon delivery will have been) duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against him in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Investor and the consummation by the Investor of the transactions contemplated thereby do not and will not (i) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, debt or other instrument or other understanding to which the Investor is a party or by which any property or asset of the Investor is bound or affected, or (ii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Investor is subject (including federal and state securities laws and regulations), or by which any property or asset of the Investor is bound or affected.

(c) Investment Intent. The Investor is acquiring the Shares as principal for his own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Shares for any period of time. The Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares. Nothing contained in this Section 3.2(c) shall in any way affect the Investor’s rights under the Registration Rights Agreement.

(d) Investor Status. At the time the Investor was offered the Shares, he was, and at the date hereof he is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(e) General Solicitation. The Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Access to Information. The Investor acknowledges that he has reviewed the disclosure materials provided by the Company and has been afforded (i) the opportunity to ask such questions as he has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable him to evaluate his investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(g) Certain Trading Activities. Except for warrant exercises referenced in that certain Warrant Exercise Agreement, dated as of the date hereof, between the Investor and the company, the Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since March 15, 2006. The Investor covenants that neither he nor any Person acting on his behalf or pursuant to any understanding with him will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Company agrees to file a Form 8-K with the Commission regarding this Agreement as and when required.

(h) Independent Investment Decision. The Investor has independently evaluated the merits of his decision to purchase Shares pursuant to the Transaction Documents, and the Investor confirms that he has not relied on the advice of the Company’s business advisors and/or legal counsel in making such decision.

(i) Investment Amount. The Investment Amount shall be delivered to the Company, free and clear of all Liens.

ARTICLE 4.

OTHER AGREEMENTS OF THE PARTIES

4.1. (a) Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Shares other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b) Certificates evidencing the Shares will contain the following legend, until such time as they are not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c) Certificates evidencing Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following a sale, transfer or other disposition of such Shares pursuant to an effective registration statement (including a Registration Statement), or (ii) following a sale or transfer of such Shares pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), (iii) while such Shares are eligible for sale or transfer under Rule 144(k), or (iv) if the transferor provides to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that no legend is required for purposes of the Securities Act.

4.2. Furnishing of Information. After the Compliance Date, as long as the Investor owns the Shares, the Company covenants to use all commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. After the Compliance Date, as long as the Investor owns Shares, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c)(2) such information as is required under Rule 144(c)(2) for the Investor to sell the Shares under Rule 144.

4.3. Sale Back Option. This Agreement is being entered into pursuant to the terms of that certain Memorandum of Understanding dated July 12, 2006 for claims set forth in In re: DHB Industries, Inc. Class Action Litigation, Case No. CV-05-4296 (E.D.N.Y.) and In re DHB Industries, Inc. Derivative Litigation, Case No. CV-05-4345 (E.D.N.Y.) (the “MOU”). In the event of the issuance of a final, nonappealable order by the New York Courts denying approval of the MOU (such date, the “Rejection Date”) then for a period of ninety (90) days after the Rejection Date, the Investor shall have the option to put some or all of the Shares back to the Company at the Per Share Purchase Price on the same terms and conditions set forth in this Agreement. The Company’s obligations under this Section 4.3 shall be contingent upon the return of settlement funds deposited with the escrow agent pursuant to the terms of Section 8 of the MOU. In the event that the Investor invokes his option prior to the return of the settlement funds to the Company, the Company shall cause such amount as is owed to the Investor to be paid to the Investor directly from escrow as soon as the funds are permitted to be released from escrow.

4.4. Use of Proceeds. The Company shall use the Investment Amount to fund a portion of the settlement set forth in the MOU. Such funds shall be placed in an escrow account pursuant to the terms of the MOU until released in accordance with the terms of the MOU.

4.5. Short Sales. Investor covenants and agrees not to engage in any Short Sales of the Shares for a period of one (1) year after the Closing Date.

4.6. Material Non-Public Information. Investor hereby acknowledges that he is aware that the United States securities laws prohibit any person who has material non-public information with respect to a public company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Investor further hereby acknowledges that he is in possession of material non-public information for purposes of the United States securities laws, including, without limitation, as a result of his service as an officer and director of the Company.

ARTICLE 5.

MISCELLANEOUS

5.1. Fees and Expenses. The Parties acknowledge that this transaction is being entered into in connection with the settlement of class and derivative actions in which the Investor is a party. Accordingly, the reasonable legal fees and expenses incurred by the Investor incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents are subject to advancement pursuant to the Company’s bylaws, certificate of incorporation, and governing corporate law and possible repayment pursuant to the undertaking required by those provisions. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares.

5.2. Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	DHB Industries, Inc.
2102 SW 2nd Street
Pompano Beach, FL 33069
	Facsimile:	954-630-9225
	Attention:	Chief Executive Officer

With a copy to:	Bryan Cave LLP
1290 Avenue of the Americas
New York, NY 10104
	Facsimile:	212-541-4630
	Attention:	Kenneth Henderson

If to the Investor:	David H. Brooks
20 Red Ground Road
Old Westbury, NY 11568
	Facsimile:	516-626-9177

With a copy to:	Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, New York 10005
	Facsimile:	212-530-5219
	Attention:	George S. Canellos

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

5.4. Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

5.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No party to this Agreement may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

5.7. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

5.9. Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares.

5.10. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.11. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12. Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

5.13. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DHB INDUSTRIES, INC.

By:
Name:
Title:

DAVID H. BROOKS

[Signature Page to Securities Purchase Agreement]